Exhibit 99

Sypris Retires Debt and Extends Credit Facilities

Actions Strengthen Balance Sheet to Support Growth

LOUISVILLE, Ky.--(BUSINESS WIRE)--October 29, 2009--Sypris Solutions, Inc. (Nasdaq/NM: SYPR) today announced that it has completed the retirement of certain debt obligations and extended the maturity dates of its credit facilities.

HIGHLIGHTS

  Sale of Sypris Test & Measurement, Inc. on October 26, 2009, and the recent liquidation of marketable securities, raised $60 million before expenses and escrow.
  Sypris to report an estimated pre-tax gain of $30 million on the combined transactions in the fourth quarter of 2009.
  Proceeds to be used by Sypris to repay outstanding indebtedness, reducing net debt to an estimated $9 million.
  Maturities extended to January 15, 2012 from January 15, 2010.
  Increased liquidity and reduced interest expense expected to have a material impact on the Company’s ability to support future growth.

Commenting on the announcement, Jeffrey T. Gill, president and chief executive officer of Sypris Solutions, said, “The completion of these transactions mark another important milestone for Sypris. The proceeds will enable us to support the many growth opportunities in our Aerospace and Defense segment, including those related to global key management, secure communications, identity authentication and cyber warfare. These transactions will strengthen our balance sheet and focus our future investments in two highly scalable platforms represented by our Industrial and Aerospace and Defense segments.”

Under the terms of the amendment, $16.7 million of debt will be retired under the notes, reducing the outstanding balance to $13.3 million from $30 million, while the revolving credit facility will be reduced to $21 million from $50 million. Overall liquidity on a pro forma basis reflecting the completion of the recent transactions increases nearly 100% to over $25 million, while the maturity dates for all facilities were extended to January 15, 2012 from January 15, 2010. Interest expense is expected to be reduced by an estimated $4 to $5 million on an annual basis, thereby positively impacting future cash flow.

Sypris Solutions is a diversified provider of technology-based outsourced services and specialty products. The Company performs a wide range of manufacturing and technical services, typically under multi-year, sole-source contracts with major corporations and government agencies in the markets for aerospace and defense electronics and truck components and assemblies. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

Each “forward-looking statement” herein is subject to serious risks and should not be relied upon, as detailed in our most recent Form 10-K and Form 10-Q and subsequent SEC filings. Briefly, we currently believe that such risks also include: the effects of a continuing economic downturn which could reduce our revenues, negatively impact our customers or suppliers and materially, adversely affect our financial results; potential impairments, non-recoverability or write-offs of goodwill, assets or deferred costs, including deferred tax assets in the U.S. or Mexico; breakdowns, relocations or major repairs of machinery and equipment; our inability to successfully launch new or next generation programs; the cost, efficiency and yield of our operations and capital investments, including working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; cost and availability of raw materials such as steel, component parts, natural gas or utilities; volatility of our customers’ forecasts, financial conditions, market shares, product requirements or scheduling demands; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; failure to adequately insure or to identify environmental or other insurable risks; inventory valuation risks including obsolescence, shrinkage, theft, overstocking or underbilling; changes in government or other customer programs; reliance on major customers or suppliers, especially in the automotive or aerospace and defense electronics sectors; revised contract prices or estimates of major contract costs; dependence on, recruitment or retention of key employees; union negotiations; pension valuation, health care or other benefit costs; labor relations; strikes; risks of foreign operations; currency exchange rates; the costs and supply of debt, equity capital, or insurance ; fees, costs or other dilutive effects of refinancing, compliance with covenants in, or acceleration of, our loan and other debt agreements; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; weaknesses in internal controls; the costs of compliance with our auditing, regulatory or contractual obligations; regulatory actions or sanctions; disputes or litigation, involving customer, supplier, lessor, landlord, creditor, stockholder, product liability or environmental claims; war, terrorism or political uncertainty; unanticipated or uninsured disasters, losses or business risks; inaccurate data about markets, customers or business conditions; or unknown risks and uncertainties.

CONTACT:
Sypris Solutions, Inc.
Brian A. Lutes, Chief Financial Officer, 502-329-2000